FOR IMMEDIATE RELEASE NASDAQ symbol: NVAX

NOVAVAX EXECUTES DEFINITIVE AGREEMENTS
FOR $38 MILLION PUBLIC OFFERING

MALVERN, PA., March 21, 2006 – Novavax, Inc. (NASDAQ: NVAX) today announced that it has entered into a definitive agreements for a $38 million registered direct offering of 5,205,479 shares of its common stock at a price of $7.30 per share. The shares of common stock will be issued pursuant to an effective shelf registration statement.

Rodman & Renshaw, LLC acted as the exclusive placement agent for the offering. Novavax plans to use the net proceeds from the offering for general corporate purposes, including but not limited to i) clinical development of virus-like particles (VLP) based avian and seasonal influenza vaccines, including the development of appropriate adjuvants, and demonstration of large-scale production capabilities, for such vaccines; ii) internal research and development programs, such as preclinical and clinical testing and studies of our product candidates and the development of new technologies; iii) expansion of and investment in the Company’s research and development facilities, including compliance with CGMP (Current General Manufacturing Practices) and GLP (Good Laboratory Practices) rules and regulations and iv) other general corporate purposes. A copy of the final prospectus relating to the offering may be obtained from Dennis Genge, Vice President and Chief Financial Officer, Novavax, Inc., 508 Lapp Road, Malvern, PA 19355, when available.

About Novavax, Inc.
Novavax is focused on creating differentiated, value-added pharmaceutical and vaccine products and technologies. The company’s technology platforms include the virus-like particle (VLP) manufacturing technology utilizing the baculovirus expression system in insect cells, as well as novel vaccine adjuvants based on Novasome® non-phospholipid vesicles and dendrimer technologies. The company is developing a pandemic flu vaccine against H5N1, H9N2 and other avian influenza viruses and a seasonal flu vaccine against human influenza strains using its VLP and Novasome adjuvant technologies. Novavax’s drug delivery technologies include the micellar nanoparticle (MNP) technology which is the basis for the development of its first FDA-approved product, ESTRASORB®. In addition to MNP, Novavax drug delivery technologies include Novasomes and Sterisome® solvent and oil free emulsions for subcutaneous depot injection. The company has several products utilizing the MNP technology in various stages of development.

Forward Looking Statements
Statements made in this press release that state Novavax’s or management’s intentions, hopes, beliefs, expectations, or predictions of the future are forward-looking statements. Forward-looking statements include but are not limited to statements regarding usage of cash, product sales, future product development and related clinical trials and future research and development, including FDA approval. Novavax’s actual results could differ materially from those expressed in such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from those expressed or implied by such forward-looking statements. Such factors include, among other things, the following: general economic and business conditions; ability to enter into future collaborations with industry partners, competition; unexpected changes in technologies and technological advances; ability to obtain rights to technology; ability to obtain and enforce patents; ability to commercialize and manufacture products; ability to establish and maintain commercial-scale manufacturing capabilities; results of clinical studies; progress of research and development activities; business abilities and judgment of personnel; availability of qualified personnel; changes in, or failure to comply with, governmental regulations; the ability to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity financing or otherwise; and other factors referenced herein. Additional information is contained in Novavax’s annual report on Form 10K for the year ended December 31, 2005 incorporated herein by reference. Statements made herein should be read in conjunction with Novavax’s annual and quarterly reports filed with the SEC. Copies of these filings may be obtained by contacting Novavax at 508 Lapp Road, Malvern, PA 19355 Tel 484-913-1200 or the SEC at www.sec.gov.

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For Further Information Contact:

Investor Relations
Kathy Hamilton
Novavax, Inc.
Tel: (484) 913-1213
Email: KHamilton@novavax.com